CONVERTIBLE PROMISSORY NOTE


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND IT MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS IT HAS BEEN SO REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                              AdZone Research, Inc.
                       CONVERTIBLE NOTE DUE Sept. 22, 2008


$700,000

      ADZONE RESEARCH, INC. (the "Company"), for value received, hereby promises to pay to The Burns Family Trust, or permitted assigns (the "Holder"), on Sept. 22, 2008 (the "Maturity Date"), the principal sum of ($700,000). With pre-paid interest of 14% per annum. Interest shall be prepaid out of principle with the company receiving a net of $504,000 upon investment.


1.    Prepayment

      The Company shall have the right to prepay all or any part of the principal amount of this Note, together with accrued interest thereon through the date of prepayment (except as provided in the following sentence), without penalty, either (x) in cash or (y) by delivery to the Holder of the number of shares of capital stock of the Company into which the principal amount of this Note to be so prepaid would then be convertible as provided Section 3 below. In the event that the Company determines to prepay this Note in cash, it shall provide the Holder with at least 10 days advance notice of such prepayment in order to afford the Holder the opportunity, prior to such prepayment, to convert this Note into capital stock of the Company pursuant to Section 3 below.

2.    Events of Default

      Any of the following shall constitute an Event of Default hereunder ("Event of Default"):

            (a) the Company shall fail to make any payment of principal or interest when due hereunder;

            (b) the Company shall become insolvent or admits its inability to pay its debts as they become due, or any proceeding shall be instituted by the Company seeking relief on its behalf as debtor, or to adjudicate it to be bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition or other relief with respect to it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or any similar law now or hereafter in effect, or seeking appointment of a receiver, trustee, liquidator, custodian or other similar official for it or for any part of its property, or the Company shall consent by answer or otherwise to any such relief or to the institution of any such proceeding against it;

            (c) any proceeding is instituted against the Company seeking to have an order for relief entered against it as debtor or to adjudicate it to be bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition or other relief with respect to it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or any similar law now or hereafter in effect, or seeking appointment of a receiver, trustee, custodian, liquidator or other similar official for it or for any part of its property which either (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of forty-five (45) days;

            (d) a receiver, trustee, liquidator, custodian or other similar official is appointed for any part of the Company's assets; or

            (e) any assignment is made for the benefit of the Company's creditors.

      The entire unpaid principal balance of this Note, together with interest accrued thereon, shall become immediately due and payable (i) automatically upon the occurrence of any Event of Default described in clauses (b) through (e) above, or (ii) immediately upon written notice from the Holder to the Company upon the occurrence of any Event of Default described in clause (a) above.

3.    Conversion

      This Note shall be convertible on the terms set forth below into shares of the Company's Common Stock, $.001 par value (the "Conversion Stock").

            (a) The Company shall use its reasonable efforts in good faith to take such corporate and other action as may be required to authorize and permit the issuance and delivery of the Conversion Stock upon prepayment or conversion of this Note in accordance with its terms, including, without limitation, the amendment of the Company's Certificate of Incorporation. Holder shall have the right, at its option, at any time and from time to time, to convert all or any part of this Note into the number of fully paid and nonassessable shares of Conversion Stock of the Company equal to the quotient obtained by dividing (A) the principal amount of the Note then being converted by (B) the Conversion Price (as defined below), as last adjusted and then in effect. The conversion price per share at which shares of Conversion Stock shall be issuable upon conversion of this Note shall be at the lesser of (a) one half (1/2) of the trading value (closing bid price) of the common stock at the time of conversion or (b) .06 (six cents). These shares are to be included for registration in any of the Company's future "Form SB-2" or any registration statement to be filed with the Securities and Exchange Commission within the next twelve months. The certificates that represent these Common Stock shares shall be issued legend free and delivered to the Holder within 5 (five) business days of the effective date of the Company's registration, (in each case, the "Conversion Price"), as adjusted pursuant to paragraph (c) below. The Holder may exercise the conversion right pursuant to this paragraph (a) by delivering to the Company the Note to be converted, accompanied by written notice stating that the Holder elects to convert all or a specified portion of the principal amount of the Note and stating the name or names (with address) in which the certificate or certificates for the shares of Conversion Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made (the "Conversion Date").

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

            (b) As promptly as practicable after the conversion of any portion of this Note into Conversion Stock under paragraph (a) above, the Company shall issue and deliver to or upon the written order of the Holder, to the place designated by the Holder, a certificate or certificates for the number of full shares of Conversion Stock to which the Holder is entitled, and a cash amount in respect of any fractional interest in a share of Conversion Stock equal to the product of the Conversion Price, as last adjusted and then in effect, multiplied by such fractional interest. The person in whose name the certificate or certificates for Conversion Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date. Upon conversion of only a portion of this Note surrendered for conversion, the Company shall issue and deliver to or upon the written order of the Holder, at the expense of the Company, a new Note representing the unconverted portion of the principal amount hereof.

            (c) The Company may at the Maturity Date compel the conversion of any or all of the unconverted portion of the principal amount hereof and unconverted portion of unpaid principal interest. All accrued and unpaid interest at the Maturity Date on the principal amount being converted shall be paid, at the election of the Company, either in cash or in shares of Conversion Stock equal to the quotient obtained by dividing (A) the unpaid principal interest by (B) the Conversion Price, as last adjusted and then in effect.

            (d) As promptly as practicable after the conversion of any portion of this Note into Conversion Stock under paragraph (b) above, the Company shall issue and deliver to or upon the written order of the Holder, to the place designated by the Holder, a certificate or certificates for the number of full shares of Conversion Stock to which the Holder is entitled, and a cash amount equal to (i) any fractional interest in a share of Conversion Stock equal to the product of the Conversion Price, as last adjusted and then in effect, multiplied by such fractional interest plus (ii) the unconverted portion of the principal amount hereof as of the Maturity Date, if any, plus (iii) the unconverted portion of unpaid principal interest, if any. The person in whose name the certificate or certificates for Conversion Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date. Upon conversion of only a portion of this Note surrendered for conversion, the Company shall issue and deliver to or upon the written order of the Holder, at the expense of the Company, a new Note representing the unconverted portion of the principal amount hereof.

            (e) In the event of any capital reorganization of the Company, any reclassification of the stock of the Company, any stock dividend or subdivision, split-up or combination of shares, or any consolidation or merger of the Company, this Note shall thereafter be convertible into the kind and number of shares of stock or other securities or property of the Company or of the company resulting from such consolidation or surviving such merger to which the holder of the number of shares of Conversion Stock deliverable (immediately prior to the time of such reorganization, reclassification, dividend, subdivision, split-up, combination of shares, consolidation or merger) upon conversion of this Note would have been entitled upon such event.

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

4.    Subordination.

      The Holder acknowledges and agrees that the payment of the principal amount hereof and interest on such principal amount is subordinated in right of payment to the prior payment in full in cash of the Company's and its subsidiaries' existing or future debt obligations.

5.    Miscellaneous

      This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the County of Suffolk, State of New York applicable to contracts executed and fully performed within the State of New York.

      All notices and other communications provided for under or otherwise made in connection with this Note shall be in writing (including telegraphic, telex, and facsimile transmissions) and mailed or transmitted or delivered, (i) if to the Company, at the Company's address at 4062-80 Grumman Blvd. Calverton, NY, John Cardona, Chief Operating Officer, or at such other address as shall be designated by the Company by written notice to the Holder from time to time, and
(ii) if to the Holder, at the Holder's address at The Burns Family Trust,  attn:
Harmon Burns, Personal & Confidential, or at such other address as shall be designated by the Holder by written notice to the Company from time to time. Except as otherwise provided in this Note, all such notices and communications shall be effective when deposited in the mails or delivered to the telegraph company, or sent, answer back received or confirmed, by telex or facsimile transmission, respectively, addressed as aforesaid.

      No failure or delay on the part of the Holder in exercising any right, power, privilege or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges or remedies, now or hereafter existing, at law or in equity or otherwise.

      No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Company therefrom shall be effective unless the same shall be in writing and signed by the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      This Note shall be binding upon the Company and its legal representatives, successors and assigns and the terms hereof shall inure to the benefit of the Holder and his legal representatives, successors and assigns.

      The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

      This Note sets forth the entire agreement of the Company and the Holder with respect to this Note and may be modified only by a written instrument executed by the Company and the Holder.

      The officers, directors and employees of the company shall in no way be construed as to be personally liable for any amount, part or action taken within the confines of this agreement.

      The Company agrees that in any action or proceeding brought on or in connection with this Note (i) the Supreme Court of the State of New York for the County of Suffolk. The Company agrees to pay all expenses reasonably incurred by the Holder in connection with the collection and enforcement of this Note, including, without limitation, reasonable attorney's fees and disbursements.

      The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this instrument. This Note may not be negotiated, endorsed, assigned, transferred, hypothecated or pledged except with the prior written consent of the Company (which consent shall not unreasonably be withheld).In the event that this Note is negotiated, endorsed, assigned, transferred, hypothecated and/or pledged, the obligations of the Company hereunder shall continue in full force and effect.


      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of September 22, 2006.


                                        AdZone Research, Inc.


                                        By: /s/ Charles Cardona
                                           -------------------------------------
                                        Charles Cardona, CEO




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